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                                                                   EXHIBIT 10.23

                            PEOPLE'S BANCSHARES, INC.
                      1996 STOCK OPTION AND INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT


Name of Optionee:  [Name]                        Date of Grant:  [Date]

Number of Option Shares:  [Number]               Expiration Date:  [Expiration]

Option Exercise Price:  [Price]

     THIS AGREEMENT is entered into by and between People's Bancshares, Inc., a Massachusetts corporation (the "Company"), and the Optionee named above (the "Optionee").

     WHEREAS, the Company adopted the 1996 Stock Option and Incentive Plan (the "Plan") in order to grant options to certain key employees to purchase common stock, par value $.10 per share, of the Company ("Common Stock") so as to give them a proprietary interest in the Company's success and to ensure their continuance as employees of the Company; and

     WHEREAS, the Optionee renders important services to the Company, and the Company desires to grant an incentive stock option to the Optionee;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee the option to purchase from the Company, upon the terms and conditions set forth herein and in the Plan, the number of shares of Common Stock specified above (the "Option Shares") at the Option Exercise Price per share specified above (the "Option Exercise Price").

     2. Term of Option. This option may be exercised at any time until the Expiration Date set forth above (the "Expiration Date"), unless the option is sooner terminated as hereinafter provided. At any given time, the Optionee may elect partially to exercise this option and purchase a lesser number of Option Shares than the total number which the Optionee is eligible to purchase hereunder; provided that the number of Option Shares the Optionee purchases, when aggregated with the total number of Option Shares the Optionee has purchased pursuant to previous exercises of this option, does not exceed the total number of Option Shares the Optionee is eligible to purchase hereunder.

     3. Exercise of Option.

     (a) The Optionee may exercise this option only in the following manner: from time to time on or prior to the Expiration Date of this option, the Optionee may give


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written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

     Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Option Committee; (ii) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided, that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or
(iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

     The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Common Stock will be in compliance with applicable laws and regulations.

          (b) Certificates for the shares of Common Stock purchased upon exercise of this option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Option Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Option Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this option unless and until this option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

          (c) The minimum number of shares with respect to which this option may be exercised at any one time shall be 100 shares, or such lesser number of shares as may be subject to exercise under this option at the time.

          (d) Notwithstanding any other provision hereof or of the Plan, no portion of this option shall be exercisable after the Expiration Date hereof.

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     4. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Option Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligations satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued or
(ii) transferring to the Company a number of shares of Common Stock with an aggregate fair market value (determined in accordance with the Plan) that would satisfy the withholding amount due. If the Optionee is a director or officer of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, then the following restrictions shall apply to such elections:

     (iii) such election shall be made either at least six months prior to the date as of which the exercise of this option becomes a taxable event for federal income tax purposes, or during the period beginning on the third business day following the date of release of quarterly or annual summary statements of earnings of the Company and ending on the twelfth business day following such date;

     (iv) such election shall be irrevocable; and

     (v) such election shall be subject to the consent or disapproval of the Option Committee.

     5. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to this option and in the number, kind, and Option Exercise Price of Option Shares covered by this option to the extent it is outstanding to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date of grant of the option.

     6. Merger; Sale of Assets; Dissolution. In the event of a change of the Common Stock resulting from a merger, the formation of a holding company, or a similar reorganization as to which the Company is the surviving corporation, the number and kind of Option Shares then subject to this option and the Option Exercise Price thereof shall be appropriately adjusted in such manner as the Option Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors of the Company, a merger or a similar reorganization in which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause this option to the extent then outstanding to terminate, unless any surviving entity agrees to assume the rights and obligations hereunder.

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     7. Termination of Option. If the Optionee ceases for any reason to be an employee of the Company, or a subsidiary of the Company, at any time prior to exercise of this option in full, this option shall terminate in accordance with the following provisions:

          (a) if the Optionee's employment shall have terminated by resignation or other voluntary action (other than retirement), or if such employment shall have been terminated involuntarily for Cause (as defined in the Plan), this option shall terminate and may no longer be exercised;

          (b) unless otherwise determined by the Option Committee, if the Optionee's employment shall have been terminated for any reason other than for Cause, resignation or other voluntary action before he is eligible to retire, becomes disabled or dies, the Optionee may exercise this option, to the extent it was exercisable on the date of termination of the Optionee's employment, at any time within a period of three (3) months after such termination of employment, or until the Expiration Date, if earlier;

          (c) if the Optionee's employment shall have been terminated because of Disability (as defined in the Plan), the Optionee may exercise this option, to the extent that the option was exercisable on the date of termination of the Optionee's employment, at any time within a period of twelve (12) months after such termination of employment or until the Expiration Date, if earlier; provided, that the death of the Optionee during the 12-month period provided in this Section 7(c) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier; and

          (d) if the Optionee's employment shall have been terminated because of death, the option, to the extent that the Optionee was entitled to exercise it on the date of death, may be exercised within a period of twelve (12) months or until the Expiration Date, if earlier, after the Optionee's death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution;

provided, however, that the exercise of this option shall at all times be subject to the provisions of paragraph 2 hereof. The Option Committee's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

     8. Miscellaneous.

          (a) The Optionee shall have no rights as a stockholder with respect to the Option Shares subject to the option until the exercise of the option and the issuance of a stock certificate for the shares with respect to which the option shall have been exercised. Nothing herein contained shall impose any obligation on the Company or any of its subsidiaries or the Optionee with respect to the Optionee's continued employment by the Company or any of its subsidiaries. Nothing herein contained shall impose any obligation upon the Optionee to exercise the option.

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          (b) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

          (c) Pursuant to Section 10 of the Plan, the Option Committee may at any time amend or cancel any outstanding portion of this option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

     9. Relationship to the Plan. The option contained in this agreement has been granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan. The Optionee hereby accepts this option subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board of Directors of the Company (or any committee to which it has delegated such authority) shall be final, binding and conclusive upon the Optionee and his heirs.

     10. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

     11. Governing Law. This agreement shall be subject to and construed in accordance with the law of The Commonwealth of Massachusetts.


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     IN WITNESS WHEREOF, the Company and the Optionee have executed this agreement.

                                        PEOPLE'S BANCSHARES, INC.

                                        By:
                                            __________________________________
                                            Name:
                                            Title:

                                        OPTIONEE


                                        ______________________________________

                                        Address of Optionee's Legal Residence:

                                        ______________________________________

                                        ______________________________________

                                        ______________________________________



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